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PROXY
                         MASON-DIXON BANCSHARES, INC.
                               45 W. Main Street
                          Westminster, Maryland 21157

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MASON-DIXON BANCSHARES, INC. The undersigned hereby appoints Vivian A. Davis, Edith S. Haschert and Christine L. Whiteleather and any of them, as Proxies, each with the power to appoint substitutions, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all of the shares of Common Stock of Mason-Dixon Bancshares, Inc. held of record by the undersigned on May 7, 1999 at the Annual Meeting of Shareholders to be held on July 12, 1999 or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND RELATED PLAN OF MERGER AND FOR THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTORS SET FORTH IN ITEM 2.
                              (See Reverse Side)
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1.   TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE the Agreement and Plan of
     Reorganization dated as of January 27, 1999, and a related Plan of Merger, pursuant to which Mason-Dixon will merge with and into BB&T Corporation, and each share of Common Stock of Mason-Dixon outstanding immediately prior thereto will be converted into the right to receive 1.3 shares of Common Stock of BB&T Corporation.

                  [_]   FOR   [_]   AGAINST     [_]   ABSTAIN

2.   ELECTION OF DIRECTORS: FOR all nominees listed at right      [ ]  Miriam F. Beck
                (except as marked to the contrary below)               Thomas K. Ferguson
                                                                       Edwin W. Shauck
                                                                       Stevenson B. Yingling

     WITHHOLD AUTHORITY to vote for all nominees listed at right  [ ]


(INSTRUCTIONS:  To withhold authority to vote for any individual nominee, strike
                                                      ---------
a line through the nominee's name in the list at right)

______________________________________________________________________


3. In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                    PLEASE MARK, SIGN, DATE AND MAIL THE CARD IN
                                    THE ENCLOSED ENVELOPE.

DATED: __________________________, 1999

Signature______________________________________


DATED: __________________________, 1999

Signature______________________________________